Exhibit 10.6

RESEARCH AND DEVELOPMENT MASTER SERVICES AGREEMENT
BY AND BETWEEN
SOLVENTUM CORPORATION
AND
3M COMPANY
DATED AS OF
[●], 2024

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RESEARCH AND DEVELOPMENT MASTER SERVICES AGREEMENT
[Note: This form of R&D MSA covers 3M supplying services to SpinCo. There will be a separate R&D MSA for the reverse where SpinCo will supply services to 3M. The terms will be the same except as noted in comments.]
This RESEARCH AND DEVELOPMENT MASTER DEVELOPMENT AGREEMENT (“Master Agreement”), dated as of [●], 2024 (the "Effective Date”), is entered into by and between Solventum Corporation, a Delaware corporation (“SpinCo”), and 3M Company, a Delaware corporation (“Parent” and together with Parent, the “Parties” and individually a "Party").
RECITALS
WHEREAS, Supplier and Purchaser are parties to that certain Separation and Distribution Agreement, dated as of [●], 2024 (the “SDA”);
WHEREAS, the board of directors of Parent has determined that it is in the best interests of Parent and its shareholders to create a new publicly traded company that shall operate the SpinCo Business and to separate the SpinCo Business from the Parent Business. Pursuant to the SDA and the Separation Step Plan, Parent will contribute certain SpinCo Assets held by it to SpinCo, in exchange for (i) the assumption by SpinCo of certain SpinCo Liabilities, (ii) the issuance by SpinCo to Parent of SpinCo Shares, and (iii) the Cash Transfer and, following such contribution, Parent will effect the distribution, on a pro rata basis, to holders of Parent Shares of at least 80.1% of the outstanding SpinCo Shares owned by Parent;
WHEREAS, this Agreement is an “Ancillary Agreement” pursuant to the SDA;
WHEREAS, this Agreement is being entered into by the Parties in order to promote the orderly transition of certain operations of the SpinCo Business and to effectuate the orderly consummation of the transactions contemplated under the SDA; and
WHEREAS, consistent with SpinCo’s authority to set the strategic direction for, and make strategic decisions in respect of, the SpinCo Business following the transactions contemplated under the SDA, this Master Agreement sets forth the terms and conditions pursuant to which SpinCo desires to make use of certain research and development services to be provided by Parent.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the SDA. To the extent there is any
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conflict between the definitions set forth in the SDA and this Master Agreement, definitions provided in this Master Agreement will prevail. As used in this Agreement, the following terms shall have the following meanings:
“Access Code” means the personal identification number assigned by SpinCo for an individual Supplier Personnel for the purpose of accessing a SpinCo System.
“Agreement” means collectively the Master Agreement and all Statements of Work.
“Confidential Information” has the meaning set forth in the Transition Services Agreement.
“Intangible Developments” means all know-how, inventions, discoveries and improvements, whether or not patentable, and works of authorship, conceived by or in the case of copyrightable works authored by Provider, its employees and agents in the performance of Provider’s obligations under the Statement of Work, during the Term.
“Intangible Process Developments” means all Intangible Developments that are processes or process improvements.
“Intangible Non-Process Developments” means all Intangible Developments that are not Intangible Process Developments.
“IPCLA” means the Intellectual Property Cross License Agreement.
“Information Technology Systems” has the meaning set forth in the Transition Services Agreement.
“Party Data” has the meaning set forth in the Transition Services Agreement.
“Password” means a password used in conjunction with an Access Code to access a SpinCo System.
“Personal Information” is defined in the Transition Services Agreement.
“Provider” means the entity providing services under a Statement of Work.
“Requester Field” and “Provider Field” mean, as the case may be, either (a) collectively the SpinCo Field, the Joint Field, and the Open Field, or (b) collectively the Company Field, the Joint Field, and the Open Field, as defined in the IPCLA.
“SpinCo Data” means any data or information created, received, or maintained by, or on behalf of, SpinCo, any SpinCo affiliate or any of their respective agents or subcontractors that Supplier processes for purposes of performing under this Agreement, with the exclusion of Personal Information.
“SpinCo Export Materials” means SpinCo Data that SpinCo has designated in writing as “SpinCo Export Materials” or other notation indicating the SpinCo Data is export controlled
“SpinCo Facilities” means SpinCo’s facilities, offices, plants, and buildings.
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“SpinCo Systems” means SpinCo’s digital device network, data storage systems, and data processing systems, including, without limitation, any Information Technology Systems and software therein.
“Transition Services Agreement” means the Transition Services Agreement entered into between Parent and SpinCo on or around the date of this Agreement.
Section 1.2.    Other Defined Terms

Assigning Entity	Section 6.1
Bank Instructions	Section 5.3
Damages	Section 9.1
Deliverables	Section 2.1Section 1.1(b)
Effective Date	Introductory paragraph
FDA	Section 7.3
Indemnified Persons	Section 9.1
Indemnifying Party	Section 9.1
Master Agreement	Introductory paragraph
Officials	Section 7.2(a)
Operational Change	Section 2.7
Order	Section 2.2
Parent	Introductory Paragraph
Parties	Introductory paragraph
Party	Introductory paragraph
Price	Section 5.1
PFAS	Section 13.4
PFAS Products	Section 13.4
Receiving Entity	Section 6.2
Requester	Section 2.1Section 1.1(a)
Requester Materials	Section 6.1
RDSA Contact	Section 2.8
RDSA Sub-Committee	Section 2.8
Services	Section 2.1Section 1.1(b)
SDA	Recitals
Shutdown	Section 2.4
SpinCo	Introductory paragraph
Supplier	Section 2.1Section 1.1(a)
Supplier Materials	Section 2.1Section 1.1(b)
Statement of Work	Section 2.1Section 1.1(a)
Term	Section 3.1
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Section 1.3.    Hierarchy. The appendices to this Agreement shall form part of this Agreement. Subject to Section 2.1, in case of any conflicts, the front-end of this Agreement shall prevail over its appendices, unless explicitly set out otherwise in the relevant appendix with reference to the clause in the front-end from which it deviates. In the event of a conflict between the terms of the SDA and the terms of this Master Agreement, the terms of the SDA shall prevail, unless explicitly set out otherwise in this Master Agreement with reference to the clause in the SDA from which it deviates.
ARTICLE 2
SERVICES AND DELIVERABLES
Section 2.1.    Statements of Work; Services; Deliverables.
(a)    The Master Agreement provides the framework and sets forth the general terms and conditions under which Parent and its Subsidiaries will provide certain research and development services as further described in the Master Agreement to SpinCo and its Subsidiaries. For this purpose and, Parent or its relevant Subsidiary (the “Supplier”) will discuss in good faith and enter into a statement of work to the Master Agreement with SpinCo or its relevant Subsidiary (the “Requester”) for a specific project pursuant to the terms of the Master Agreement (“Statement of Work”). The terms of the Master Agreement shall be incorporated into each Statement of Work by reference, unless the relevant Statement of Work explicitly sets out any variations from the Master Agreement’s terms and conditions applicable to such Statement of Work. To the extent of a conflict between the terms in a Statement of Work and the terms in this Master Agreement, the terms in the Statement of Work shall take precedence and control; provided, however, that in no event will any conflicting or additional terms related to Section 2.5, Article 6, Article 8, Article 9, Article 10, Article 12 or Section 13.4 in a Statement of Work prevail over such terms in this Master Agreement.
(b)    The Statements of Work to be concluded between a Requester and a Supplier under this Master Agreement may comprise: (a) research and development services, including, without limitation, analytical, design, development, consulting, research and development line, pilot line, and prototype services (“Services”) [For reverse R&D MSA: (a) "research and development services, including, without limitation, analytical, consulting, research and development line, pilot line, testing and adhesive development services (“Services”)]; and/or (b) items that Supplier is to create specifically for Requester in connection with the Services, including, but not limited to, information, databases, designs, prototypes, samples, artwork, or other materials (“Deliverables”). Anything tangible created by Supplier that is not a Deliverable (“Supplier Materials”) is and will remain Supplier's property; Intangible Developments are governed by Section 6.2.
(c)    Parent shall not be responsible for the performance or non-performance of any of its Subsidiaries under any Statement of Work and SpinCo shall, subject to Section 9.2, not be responsible for the performance or non-performance of any of its Subsidiaries under a Statement of Work. Each Subsidiary of Parent or, respectively, SpinCo shall solely be responsible for the
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performance or non-performance of its obligations under a Statement of Work to which it is a party.
Section 2.2.    Orders. Requester may purchase Services and Deliverables set forth in a Statement of Work by issuing a specific purchase order, or a release from a blanket purchase order, or by such other methodology as mutually agreed by the Parties (collectively an “Order”). Each Order must reference the applicable Statement of Work and no Order shall be issued or accepted without reference to an applicable Statement of Work.
Section 2.3.    Nature and Quality of Services and Deliverables. Supplier shall provide the Services and Deliverables in accordance with any applicable service levels and/or key performance indicators set forth in an appliable Statement of Work, or, if no service levels or key performance indicators are specified, then with at least the same degree of care, quality (including skill and diligence), and manner of performance used by Supplier in providing substantially similar services to Requester’s business at the time the Services or Deliverables are provided.
Section 2.4.    Maintenance and Shutdowns. Supplier shall have the right in its sole discretion to determine that it is necessary or appropriate to temporarily suspend a Service or Deliverable due to scheduled or emergency maintenance, modification, repairs, updates or upgrades, alterations or replacements of any of Supplier’s equipment, processes, or systems, which are required to provide a Service or Deliverable (a “Shutdown”). Supplier will use commercially reasonable efforts to provide Requester with reasonable written notice of such Shutdowns as soon as reasonably practicable. If the obligations of the Supplier to provide any Service or Deliverable are suspended in accordance with this Section 2.4, (i) no Party shall have any liability whatsoever to the other Party directly arising out of or relating to such suspension; (ii) any payment for suspended Services or Deliverables is suspended as well. Notwithstanding the foregoing, if a Shutdown continues materially longer than anticipated, the Parties will discuss in good faith an alternative to the affected Services and Deliverables.
Section 2.5.    No Violation of Law or Supplier Standards. Supplier shall not be required hereunder to take any action (including providing Services or Deliverables) that would constitute, or that Supplier reasonably believes would constitute, (i) a violation of any applicable Law (including any failure to hold an applicable permit); (ii) a breach of a Supplier’s contractual obligations, (iii) any other violation of a Third Party’s rights; or (iv) a violation or conflict with any Supplier standard, policy or practice, including, without limitation, Supplier’s Chemicals Management Policy; provided, however, that in each of the foregoing circumstances, Supplier shall use commercially reasonable efforts to provide Requester with reasonably prompt written notice upon becoming aware of such impediment and the Parties shall cooperate in good faith to identify a commercially reasonable alternative.
Section 2.6.    Information, Cooperation, and Other Assistance. Requester shall reasonably cooperate with Supplier as reasonably necessary for the performance of the Services and provision of Deliverables. Upon Supplier’s request, Requester shall provide Supplier all information reasonably available to Requester that is reasonably necessary to perform any Services or provide any Deliverables; provided that Requester shall not be required to disclose
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any information to the extent disclosure to the Supplier is not permitted under applicable Law or disclosure of such information is subject to any contractual restrictions that prevent Requester from disclosing such information. If and to the extent Requester (or any of its personnel) has provided other contributions in support of the receipt of Services or Deliverables at the Effective Date, Requester shall continue to provide such contributions.
Section 2.7.    Change Management.
(a)    If Requester requests changes to a Service, the Parties shall discuss such request within five (5) business days of Supplier’s receipt of Requester’s request (or within a shorter timeline to be agreed between the Parties in good faith if the change is required in emergencies or other exceptional circumstances). Supplier will consider such request in good faith, but may elect in its sole discretion whether to agree to the requested change, provided, that, to the extent the requested change is required by applicable Law, the Parties will cooperate in good faith to identify a commercially reasonable and mutually agreeable resolution.
(b)    Any request for a change shall be in writing and shall specify the type and scope of the requested change and other details, in accordance with the Change Request Form attached as Appendix B or any other form mutually agreed between the Parties. If Supplier (i) accepted Requester’s change request, the Parties shall document the agreed amendment in writing pursuant to the terms of this Master Agreement. Requester shall bear any implementation costs for the change.
(c)    Without prejudice to Supplier’s obligation to provide the Services in accordance with Section 2.3 and the applicable Statement of Work, Supplier may, without a need for a formal change request, from time to time change the manner or standard of providing a Service if (i) Supplier is making similar changes in performing similar services for its own internal organization (including ordinary patching, maintenance, and similar activities), provided, that, such change does not increase the applicable Prices under a Statement of Work, or (ii) the change is required to comply with changes in applicable Law, rules or the requirements of any regulator (each such change an “Operational Change”). If the Operational Change is required to comply with changes in applicable Law, rules or the requirements of any regulator and (i) only impacts Supplier, Supplier will bear the full cost of implementing such change, or (ii) affects both Parties, the cost of the change will be proportionately shared between the Parties. Supplier shall give to Requester substantially the same notice of these Operational Changes (in content and timing), if any, as it gives to the relevant affected members of Supplier and their Affiliates.
Section 2.8.    RDSA Contacts; RDSA Sub-Committee.
(a)    The Parties shall each designate in writing an individual to act as its primary point of operational contact for the administration and operation of this Agreement (each, an “RDSA Contact”).
(b)    For SpinCo, the initial RDSA Contact shall be [ ]. For Supplier, the initial RDSA Contact shall be [ ].
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(c)    Each RDSA Contact shall have overall responsibility for coordinating their respective Party’s actions under this Agreement, for acting as a day-to-day contact with the other Party on matters related to this Agreement, for making available to the other Party information and other support reasonably required for the performance of the Services in accordance with the terms of this Agreement, and for initially negotiating the resolution of any disputes between the Parties under this Agreement, it being understood that the exercise of contractual rights and the assumption of contractual obligations shall be reserved to duly authorized representative(s) of the respective Party and no act or omission by the RDSA Contact shall be deemed as exercise of rights or assumption of obligations unless expressly designated as such. The RDSA Contacts shall meet or confer, by telephone or in person, from time to time as reasonably necessary during the Term in order to promote open and efficient communication regarding effective and coordinated performance of, and resolution of questions and issues related to, the Services. The Parties may change their respective RDSA Contacts from time to time upon delivery of a written notice to the other Party.
(d)    The Parties agree that the Transition Committee shall, during its first meeting, establish a RDSA subcommittee to provide oversight for the administration of this Agreement in accordance with Section 2.16 of the SDA (the “RDSA Sub-Committee”) and determine the procedures and composition for the RDSA Sub-Committee to manage all responsibilities delegated to it by the Transition Committee. The Parties shall set out the procedures and composition of the RDSA Sub-Committee determined by the Transition Committee on a schedule to the SDA.
Section 2.9.    Personal Information. The Parties acknowledge that SpinCo is entering into this Master Agreement on its own behalf and, to the extent any Requester provides any Personal Information directly to Supplier, as agent on behalf of that Requester in respect of that Personal Information.
Section 2.10.    No Professional Service Provider. SpinCo understands and agrees that neither Parent nor any Supplier is in the business of providing Services to Third Parties and that neither Parent nor any Supplier has interest under any circumstances in continuing, and, except as otherwise stated herein, shall not be obligated to continue, any Services beyond the Term.
ARTICLE 3
TERM
Section 3.1.    Term. The Master Agreement begins on the Effective Date and remains in full force and effect for three (3) years, unless earlier renewed or terminated pursuant to this Article 3 (the “Term”). The Parties may renew the Term for an additional one year by mutual written agreement prior to the expiration of the then-current Term, with such agreement to be in the form of a written amendment signed by the Parties extending the Term, increasing the Prices for the Services, and documenting any other mutually agreed change to the Master Agreement. If, due to expiration or termination, the Master Agreement is to end before a Statement of Work ends, the Term will continue only for that Statement of Work until that Statement of Work’s term ends.
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Section 3.2.    Termination. This Agreement, any Order, and/or any Statement of Work may be terminated at any time prior to the expiration of the Term:
(a)    By either Party for a material breach of this Agreement by the other Party that is not cured within thirty (30) days after written notice of such material breach is delivered to such other Party by the terminating Party;
(b)    by Requester for convenience with at least one hundred eighty (180) days’ prior written notice to Supplier, it being specified that if the Service terminates part way through an invoicing period, there shall be a pro rata adjustment to the Service Charge;
(c)    by Parent in case SpinCo undergoes a change of control, meaning that a Third Party acquires Control over SpinCo or SpinCo has transferred or assigned this Agreement or any rights, interests or obligations hereunder in breach of Section 10.5 of the Transition Services Agreement (as it applies to this Master Agreement mutatis mutandis pursuant to Section 13.2); or
(d)    by a Party as otherwise (and to the extent and in the manner) specifically permitted in this Agreement by prior written notice delivered to the other Party.
Section 3.3.    Meet and Confer. If, at or prior to the expiration or termination of this Agreement, a Party, despite having taken all reasonable and timely steps to operate independently, is unable to operate independently from the rights or services provided under this Agreement due to circumstances not caused by such Party’s action or inaction, the Parties will discuss in good faith commercially reasonable alternatives (up to and including an extension of this Agreement) to avoid a business disruption for such Party; provided, that, if such inability to operate independently results solely from such Party’s failure to obtain a Governmental Approval (having taken all reasonable and timely steps to obtain such Governmental Approval in a timely fashion), (i) the other Party will not unreasonably withhold consent to a request for an extension of this Agreement for a period of time no longer than reasonably necessary to obtain such Governmental Approval or otherwise allow the requesting Party to operate independently and (ii) the Parties will discuss in good faith the applicable terms of such extension (including price adjustments) to ensure the terms are commercially reasonable.
ARTICLE 4
PURCHASES
Any order that calls for multiple requests for Services, not all of which have firm completion dates, is a blanket order, which is only for planning purposes and is not a purchase commitment. Supplier is deemed to have accepted an Order that conforms to the terms of this Master Agreement and references an applicable Statement of Work if Supplier does not notify Requester in writing within ten business days that Supplier cannot meet all of that Order's terms.
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ARTICLE 5
PRICES, PAYMENT & DELIVERY
Section 5.1.    Prices. The prices for Services and Deliverables provided by Supplier under this Agreement (“Prices”) will be established in accordance with the principles set forth in Appendix A and will be described in the relevant Statement of Work. Any expenses (e.g., travel, shipping, etc.) not included in the Prices and for which one Party agrees to reimburse the other Party will be reimbursed at the Party's actual cost with no mark-up. If any signed Statement of Work provides that any Party’s travel expenses are to be reimbursed, the Party will submit, and be reimbursed for, only those travel expenses that are in accordance with the reimbursing Party’s then-current travel reimbursement guidelines for its vendors. Neither Party shall be entitled to set-off, withhold, or reduce any payment of any amounts which it claims are owed to it by the other Party under this Agreement or any other agreement.
Section 5.2.    Delivery and Payment. Unless a Statement of Work provides otherwise:
(a)    All Deliverables provided within a single country will be delivered to the Requester’s designated carrier FCA (Incoterms 2020) Supplier's site identified in the applicable Statement of Work; and
(b)    All Deliverables provided internationally will be delivered to Requester's designated carrier FCA (Incoterms 2020) port of export. Payment terms are net thirty (30) days from receipt of the invoice, to be paid in U.S. Dollars, unless otherwise stated in Appendix A or the applicable Statement of Work. Supplier's invoices will be issued and dated no earlier than the date on which Supplier provides the applicable Service and/or Deliverable and must reference the Master Agreement's or the signed Statement of Work's contract number and any applicable Order. Supplier will provide supporting documents for any invoice on reasonable request.
Section 5.3.    Bank Instructions. If Supplier wishes to modify its bank routing instructions (“Bank Instructions”), it must provide Requester written notice of such request, and Requester will confirm the changes verbally with Supplier before Requester transfers funds to the Supplier’s changed bank account. All requests under this Section are subject to verification and validation by Requester. Supplier will cooperate with Requester’s requests for additional information. Modifications to Bank Instructions will require approximately thirty (30) days to complete. Requester reserves the right to extend such time period or refuse to make the modification in the event such change cannot be adequately verified.
ARTICLE 6
SPINCO MATERIALS & DELIVERABLES
Section 6.1.    Requester Materials. All equipment, information, ideas, software, databases, SpinCo Systems or documents Requester makes available to Supplier to assist in the solicitation or provision of Services (“Requester Materials”) are and will remain owned or licensed by Requester. Supplier authorizes Requester to file any and all appropriate documentation (including UCC financing statements) without Supplier's signature to
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acknowledge Requester's rights to Requester Materials. Supplier will use Requester Materials solely for performing its obligations under this Agreement or any other applicable agreements between the Parties and for no other purpose. Notwithstanding the foregoing, nothing in this Agreement shall restrict Supplier from using information it may receive regarding its own existing products and technologies, such as information related to performance, test results, applications, and improvements in the Supplier Field, Joint Field and Open Field. Supplier uses Requester Materials solely at Supplier’s own risk and has liability for all Requester Materials in Supplier's custody or control. Supplier acknowledges that: (a) Requester makes absolutely no representations or other statements about the character, condition, quality or characteristics of Requester Materials; (b) before using Requester Materials, Supplier has sole responsibility to determine that the Requester Materials are in safe and proper condition for their intended purpose; and (c) Requester is not a “merchant” of Requester Materials as defined in the Uniform Commercial Code and EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Article 6 applies even if Supplier has paid or offered Requester consideration for use of the Requester Materials.
Section 6.2.    Deliverables.
(a)    Unless otherwise specified in a Statement of Work, Requester or its designated affiliate owns Deliverables insofar as they do not constitute Intangible Developments. Ownership of Intangible Developments is governed based on the Type of the Statement of Work, the Type being one of those listed below, and specified conspicuously on the first page of the Statement of Work. If no Type is specified, terms associated with the Lab, Analytical, and Non-Consulting R&D Services type will apply. All intellectual property belonging to a Party prior to the Effective Date or developed or acquired by it independently from performance of its obligations under this Agreement after the Effective Date shall remain vested in that Party, notwithstanding anything to the contrary in the IPCLA. Neither Party is required to disclose any information under a Statement of Work, except to the extent such disclosure is specified as a Deliverable.
(Type 1)     Lab, Analytical, and Non-Consulting R&D Services.
Provider or its designated affiliates owns the Intangible Developments arising under the Statement of Work for use in the Provider Field. Provider grants to Requester an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license to make, have made, have, use, offer to sell and sell, import or otherwise transfer products and services imbodying or practicing the Intangible Developments learned by Requester and arising under the Statement of Work, in the Requester Field.
(Type 2)     Contract R&D and Consulting Services – Requester Owns.
Requester or its designated affiliates owns the (a) Intangible Non-Process Developments and (b) any Intangible Process Developments specified as a Deliverable, arising under the Statement of Work for use in
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the Requester Field. Requester grants to Provider an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license to make, have made, have, use, offer to sell and sell, import or otherwise transfer products and services embodying or practicing such Intangible Non-Process Developments and Intangible Process Developments, both as learned by Provider and arising under the Statement of Work in the in the Provider Field. Provider grants to Requester or its designated affiliate an irrevocable, royalty-free, fully paid-up, non-exclusive, worldwide license to make, have made, have, use, offer to sell and sell, import or otherwise practice the Intangible Process Developments learned and arising under the Statement of Work that are not specified as a Deliverable, in the Requester Field.
(Type 3)     Contract R&D and Consulting Services – Provider Owns.
Provider or its designated affiliates owns all Intangible Developments.
(Type 4)     Contract R&D and Consulting Services – SOW Specified Ownership.
Ownership of Intangible Developments shall be specified within the Statement of Work.
(b)    As applicable, where ownership is with the other Party as per the above Types, Requester or Provider, as the case may be (“Assigning Entity”), assigns to the other (“Receiving Entity”) all of its rights to the applicable Intangible Developments, including all patent, copyright, trademark, moral rights (including, without limitation, the rights to credit for authorship, disclosure, and integrity) and other intellectual property rights. If any moral rights cannot be assigned, the Assigning Entity covenants not to enforce any of those rights against the Receiving Entity, its affiliates, or any other party obtaining the Deliverables or practicing the applicable Intangible Developments vis-à-vis the Receiving Entity. Assigning or licensing party makes assignments and/or licenses within this section AS-IS and without any warranty. As applicable, both Parties will execute any additional documents reasonably requested by the other to assert and preserve the rights granted in this Article 6. Non-exclusive licenses in Type 1 and 2 are sublicensable and fully transferable, except unless and to the extent information subject to such non-exclusive licenses include information constituting improvements or alterations to Licensed Primary Trade Secrets (as such term is defined in the IPCLA), in which such case sublicensing shall be subject to all restrictions specified in the IPCLA as if such information was licensed as a Licensed Primary Trade Secret in that document, and additionally such information shall be subject to further handling requirements as specified therein (including for example Section 5.2).
Section 6.3.    Access to Information Technology Systems and Data. To the extent a Party or any of its Affiliates, or its or their employees, suppliers or contractors have access to the other Party’s Information Technology Systems or Party Data in relation to this Agreement, Section 10.10 of the Transition Services Agreement shall apply mutatis mutandis
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ARTICLE 7
SAFETY & REGULATORY COMPLIANCE
Section 7.1.     Compliance with Laws. Supplier represents, covenants and warrants that it will perform all of its obligations under this Agreement using sound environmental, health, labor, and safety practices and in compliance with all laws applicable to Supplier, its business, the performance of its obligations under this Agreement, and the types of information Supplier uses, accesses, receives or creates in connection with this Agreement.
Section 7.2.    Anti-Bribery; Export Control. Without limiting Supplier’s obligations under Section 7.1:
(a)    Supplier must comply fully at all times with applicable national and international anti-bribery laws, including, without limitation, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and applicable EU, OECD and Council of Europe anti-bribery rules. Supplier will not offer, make, promise to make, or authorize the making of any gift or payment of money or anything of value either directly or indirectly for purposes of (i) influencing any act or decision of any government official or political party (or candidate thereof) (collectively, “Officials”); (ii) inducing an Official to do or omit to do any act in violation of the lawful duty of that Official; or (iii) inducing an Official to use influence with a non-U.S. government or instrumentality to facilitate Supplier’s performance of its obligations under this Agreement;
(b)    Supplier must at all times keep complete and accurate books and records. All records and information that Supplier provides to Requester pertaining to the performance of this Agreement must be complete and accurate; and
(c)    Supplier warrants that all Supplier Personnel performing any of Supplier's obligations under this Agreement will have employment authorization that complies with all applicable laws;
(d)    Supplier acknowledges that certain products, technology, technical data, and software (including certain services and training) and certain transactions may be subject to export controls and/or sanctions under the laws of the United States and other countries and jurisdictions (including the Export Administration Regulations, 15 C.F.R. §§ 730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury);
(e)    Supplier shall not directly or indirectly export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws;
(f)    Without prior written approval by Requester, Supplier shall not (i) export, re-export, transfer, migrate, replicate, route or otherwise transfer any SpinCo Export Materials in any manner outside of the country in which such SpinCo Export Materials reside, (ii) copy any SpinCo Export Materials outside of a SpinCo System, or (iii) access any SpinCo Export Materials from any location outside of the country in which such SpinCo Export Materials reside;
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(g)    Requester is not obligated to seek, obtain or maintain export control authorization for SpinCo Export Materials. In the event that SpinCo decides to seek export authorization for any SpinCo Export Materials, Supplier shall reasonably cooperate with Requester in providing requested information to support Requester’s export authorization applications. Each of Supplier and Requester acknowledge that Requester makes no commitment that it can obtain and maintain any export authorization;
(h)    In the event Requester notifies Supplier that the subject matter of this Agreement involves products, software, technical data or services subject to export control laws or regulations, Supplier shall not use Supplier Personnel who are not U.S. citizens, asylees, or permanent residents without express written authorization from Requester. If Requester determines that export license is required for certain Supplier Personnel, Requester may, in its discretion, pursue that export license or instruct Supplier not to use those Supplier Personnel to perform the Services; and
(i)    Supplier warrants that no Supplier Personnel performing any of Supplier's obligations under this Agreement appears on the U.S. government’s restricted parties lists (see http://www.export.gov/ecr/eg_main_023148.asp for U.S. Government’s consolidated list of restricted parties).
Section 7.3.    Debarment. Supplier hereby certifies and warrants to Requester that on the Effective Date and during the Term, Supplier has not and will not be, and no Supplier Personnel has been or will be, suspended or debarred or proposed to be suspended or debarred by any federal agency for any purpose including but not limited to: (a) participation in any U.S. federal health care program; or (b) by the U.S. Food and Drug Administration (“FDA”) under 21 U.S.C. 335. Within three business days after the occurrence of any change affecting this certification, Supplier will give SpinCo written notice of the change and its impact on this certification.
ARTICLE 8
WARRANTY & LIMITED REMEDY
Section 8.1.    Warranty. Supplier represents and warrants that at the time of provision or delivery to Purchaser, as applicable, each Service and conform to the requirements of applicable Statement of Work and this Master Agreement. Supplier has no obligation or responsibility for determining whether any Service or Deliverable is fit for a particular purpose or suitable for any Requester’s use and methods of application. Supplier has no obligation for changes, alterations, or modifications in any Service or Deliverable that result from Requester’s storage, handling, and use thereof.
Section 8.2.    Limited Remedy. If a Service or Deliverable is non-conforming in that it does not meet the warranty pursuant to Section 8.1, Requester’s sole and exclusive remedy is refund of the Price paid for the Service or Deliverable demonstrated to be non-conforming. Claims of non-conformance must be made within one year of the date of Supplier’s provision of the Service or, as applicable, delivery of the Deliverable at issue.
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ARTICLE 9
INDEMNITIES
Section 9.1.    Mutual Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and representatives (collectively the “Indemnified Persons”) from and against any damages, losses, liabilities or costs (other than costs allocated to be borne by the indemnified Party under the Agreement, but including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) (“Damages”) incurred by the Indemnified Persons resulting from any Third Party Claim against the Indemnified Persons to the extent caused by, resulting from, or in connection with:
(a)    any breach of Section 12.1 by the Indemnifying Party or any of its Affiliates or its or their respective Representatives, or
(b)    any gross negligence or willful misconduct by the Indemnifying Party or any of its Affiliates in connection with the performance of its obligations under this Agreement, provided, however, that the Indemnifying Party shall not be responsible for any Damages of the Indemnified Persons to the extent that such Damages are caused by, result from, or arise out of or in connection with any Indemnified Person’s gross negligence or willful misconduct.
Section 9.2.    Indemnification by SpinCo. Notwithstanding Section 9.1, SpinCo shall indemnify, defend and hold harmless Supplier’s Indemnified Persons from and against any Damages resulting from any Third Party Claim to the extent caused by, resulting from or in connection with (i) any of the Services provided or Deliverables delivered by or on behalf of Supplier hereunder, (ii) the transactions contemplated by this Agreement or (iii) Supplier’s actions or inactions in connection with any such Services or Deliverables or transactions, provided, however, that SpinCo shall not be responsible for any Damages of Supplier’s Indemnified Persons to the extent that such Damages are caused by, result from or arise out of or in connection with the Supplier’s or any of its Affiliates’ gross negligence or willful misconduct in performing its obligations under this Agreement.
Section 9.3.    Procedure.
(a)    Each Party shall use its commercially reasonable efforts to mitigate any Damages for which such Party seeks indemnification under this Agreement.
(b)    Sections 4.5 and 4.6 of the SDA shall govern the rights and obligations of the Parties in respect of the management and conduct of any claims for indemnification under this Agreement.
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ARTICLE 10
LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES
Section 10.1.    Exclusions of Liability.
(a)    Unless explicitly set out otherwise in this Agreement, no Party, nor any of their respective Affiliates, shall be liable in connection with this Agreement for any punitive, incidental, consequential, exemplary, special or indirect, speculative, not reasonably foreseeable or similar damages, including any loss of future revenue, profits, income, or anticipated savings, loss of business reputation, goodwill or opportunity relating to the breach or alleged breach of this Agreement, diminution of value or based on any type of multiple; provided, this sentence does not preclude such Damages to the extent actually owed with respect to a Third-Party Claim or caused by, resulting from, arising out of, or in connection with (i) any fraudulent acts or omissions, (ii) a breach of Section 12.1, or (iii) solely with respect to such damages incurred by Parent or any of its Affiliates, the use of the 3M Trademark by SpinCo or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark. The limitations of this Section 10.1(a) apply regardless of whether the damages are based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal or equitable theory.
(b)    Notwithstanding anything in this Agreement to the contrary, neither Supplier nor any of its Affiliates shall have any liability towards Requester or any of its Affiliates or Indemnified Persons for (a) any failure to supply the Deliverables or provide the Services or perform any of its obligations hereunder in accordance with this Agreement or (b) any Damages or inconveniences incurred by Requester or any of its Affiliates or Indemnified Persons, in each case ((a) and (b)) to the extent caused by, relating to, or arising out of or in connection with (i) Requester’s or any of its Affiliates’ acts, omissions, or breach of this Agreement or failure to satisfy any of its obligations under this Agreement, (ii) Requester’s or any of its Affiliates’ implementation, execution, use or exploitation of any of the Services, products (including product liability claims) or Deliverables received by or benefits (including usage rights) granted to Requester or its Affiliates under or in accordance with this Agreement, (iii) Requester’s or any of its Affiliates’ manner of operating or conducting Requester’s business (including the operations or systems) if operated or conducted materially differently than the manner in which Requester’s business was operated or conducted immediately prior to the Initial Distribution, (iv) any transactions contemplated by this Agreement other than the supply of the Deliverables or provision of the Services or Supplier’s other express obligations set out in this Agreement, or (v) Supplier’s actions or inactions in connection with any deliverables, benefits or transactions pursuant to (i) through (iv) or that were caused by specifications or directions provided by Requester, except, in each case, to the extent caused by Supplier’s or its Affiliate’s gross negligence or willful misconduct in performing any of its obligations pursuant to this Agreement.
Section 10.2.    Limitations of Liability.
(a)    Subject to Section 10.3 below, Supplier’s and its Affiliates’ aggregate maximum liability in connection with this Agreement, the Products supplied hereunder or the transactions contemplated hereby, shall not exceed in the aggregate in any calendar year, an amount equal to
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one hundred percent (100%) of the gross amount of Price paid or payable by Requester for all Products in that calendar year. In addition, any liability of Supplier (and its Affiliates) under this Agreement shall be subject to and count against the Maximum Transition Agreement Cap. Requester acknowledges that the liability caps described in this Section 10.2 are fair and reasonable. For the avoidance of doubt, the liability caps under this Section 10.2 shall be calculated based on the gross amount of Price paid or payable under this Agreement.
(b)    Notice of any claim under this Agreement shall be in writing and made reasonably promptly after becoming aware of such claim, but in no event later than one (1) month after the act or omission giving rise to the claim and such claim must specify the Damages amount claimed and a reasonable description of the action (including, as applicable, the relevant act or omission) giving rise to the claim.
(c)    The limitation of liability of this Section 10.2 is independent of, and survives, any failure of the essential purpose of any limited or exclusive remedy under this Agreement.
(d)    If and to the extent that Supplier's failure to perform its obligations under this Agreement or any breach of this Agreement is caused by the act or omission of a Third Party subcontractor used by Supplier for the performance of any of its obligations hereunder, Supplier shall not be responsible, liable or otherwise considered as being in breach of this Agreement, provided that Supplier shall use its commercially reasonable efforts to exercise and enforce its contractual rights and seek to claim any available contractual remedies in respect of the relevant act or omission of the Third Party subcontractor, and pass-on to Requester an equitable and proportionate share of the damages or similar amounts. Alternatively, Supplier may, in its sole discretion, assign to Requester any Damage claims that it may assert against the relevant Third Party subcontractor in relation to Requester’s Damage. In case the act or omission of the Third Party Provider that caused the Damage also caused prejudice to Supplier’s own business (or that of its Affiliates), the distribution shall be limited to a reasonable pro rata share.
Section 10.3.    Unlimited Liability. The limitations of liability pursuant to Section 10.2 shall not apply to:
(a)    any fraudulent, grossly negligent or willful acts or omissions by a Party;
(b)    either Party’s breach of Section 12.1;
(c)    a Party’s indemnification obligations pursuant to Article 9;
(d)    Supplier’s liability to pass-on any sums or other benefits it is able to recover from a Third Party subcontractor under Section 10.2(d); for clarity, any such recovered sums or benefits shall not count against the liability cap set out in Section 10.2(a);
(e)    Purchaser’s liability for Damages incurred by Supplier in relation to the use of the 3M Trademark by Purchaser or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark; and
(f)    Supplier’s obligation to refund for Services or Deliverables that do not conform to the warranty pursuant to Section 8.2.
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Section 10.4.    Disclaimer of Warranties and Acknowledgment. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUPPLIER (ON BEHALF OF ITSELF AND ITS LICENSORS) MAKES NO WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING WITH RESPECT TO (a) THE NATURE, CONDITION OR QUALITY OF ANY PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, DELIVERABLES OR SERVICES OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT OR (b) THE RESULTS THAT WILL BE OBTAINED BY USING, RECEIVING, OR APPLYING ANY SUCH PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, DELIVERABLES OR SERVICES, IN EACH CASE INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OR CONDITION OF NONINFRINGEMENT, MERCHANTABILITY, SUITABILITY, ACCURACY, SATISFACTORY QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. SUPPLIER MAKES NO WARRANTY OR CONDITION THAT ANY PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, DELIVERABLES OR SERVICES OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT COMPLIES WITH ANY LAW OR ORDER. REQUESTER EXPRESSLY AFFIRMS THAT IT IS NOT RELYING ON ANY WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, OF SUPPLIER IN ENTERING INTO THIS AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE DISCLAIMERS IN THIS SECTION 10.4 NOTWITHSTANDING THE FOREGOING, IN NO CIRCUMSTANCES WILL REQUESTER BE ENTITLED TO SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF IN CONNECTION WITH ANY BREACH OR ALLEGED BREACH HEREUNDER OR OTHER CLAIM ARISING HEREUNDER.
Section 10.5.    Other Liability Terms.
(a)    With respect to any Damages arising under this Agreement, each Party agrees that it shall only seek to recover for such Damages from the other Party, and each Party hereby waives the right to seek recovery for such Damages from or equitable remedies against any the other Party’s Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and Representatives.
(b)    No claim may be brought under this Agreement related to any cause of action under the SDA or any other Ancillary Agreement. Any claims brought under this Agreement must be based solely on the provisions of this Agreement.
ARTICLE 11
INSURANCE
During the Term, Parent will maintain, at its own expense, the following policies of insurance:
(a)    commercial general liability insurance (including contractual liability) of at least $2,000,000 per occurrence;
(b)    if available for the type of service Supplier is providing, professional liability insurance (including errors and omissions coverage) of at least $2,000,000 per claim;
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(c)    worker's compensation insurance that meets statutory requirements;
(d)    employer's liability insurance of at least $500,000 each employee, accident or disease; and
(e)    cyber liability insurance of at least $5,000,000 per claim.
Parent shall have the right to self-insure any obligation set forth in this section of the Agreement. On SpinCo's request, Parent will provide insurance certificate(s) confirming Parent's compliance with all insurance requirements.
ARTICLE 12
CONFIDENTIALITY & DATA SECURITY
Section 12.1.    Confidentiality With respect to the treatment of Confidential Information, Section 10.9 of the Transition Services Agreement shall apply mutatis mutandis to this Master Agreement.
Section 12.2.    Data Security If any Party or any of its Affiliates, or its or their employees, suppliers or contractors have access (either on-site or remotely) to the other Party’s Information Technology Systems or Party Data, Section 10.10 of the Transition Services Agreement shall apply mutatis mutandis to this Master Agreement.
ARTICLE 13
MISCELLANEOUS
Section 13.1.     Notices
(a)    All notices, requests, claims, demands and other communications among the Parties under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received
(i)    on the date of delivery if delivered by hand to the address below during normal business hours of the recipient during a business day, otherwise on the next business day,
(ii)    on the date of successful transmission if sent via e-mail during normal business hours of the recipient during a business day, otherwise on the next business day, or
(iii)    on the date of receipt by the addressee if sent (A) by a nationally recognized overnight courier, or (B) by registered or certified mail, return receipt requested, and if received on a business day, and otherwise on the next business day.
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(b)    Such notices or other communications must be sent to each respective Party at the address or e-mail set forth below (or at such other address or e-mail as shall be specified by a Party in a notice given in accordance with this Section 13.1):
If to Parent:    3M Company
3M Center, Building [●]
St. Paul, MN 55144
E-mail: [EMAIL] and Dealnotices@mmm.com
Attention:     [TITLE]
with a copy (which shall not constitute notice) to:
3M Company
Office of General Counsel
3M Center, Building 220-9E-02
St. Paul, MN 55144
E-mail: [EMAIL] and Dealnotices@mmm.com
Attention:    [TITLE]
If to SpinCo:     Solventum Corporation
[ADDRESS]
E-mail: [●]
Attention:     [TITLE]
with a copy (which shall not constitute notice) to:
Solventum Corporation
Office of General Counsel
[ADDRESS]
E-mail: [EMAIL]
Attention:    [TITLE]
Section 13.2.     Further References to the TSA Sections 10.1 (Fees and Expenses); 10.2 (Force Majeure); 10.4 (Entire Agreement); 10.5 (Assignment); and 10.8 (Relationship of the Parties) of the Transition Services Agreement shall apply mutatis mutandis to this Master Agreement.
Section 13.3.    Further References to the SDA Sections 10.2 (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial); 10.6 (Severability), and 10.14 (Amendments) of the SDA shall apply mutatis mutandis to this Master Agreement.
Section 13.4.    PFAS. Supplier is planning to exit the manufacture and supply of products containing, or manufactured with the aid of, per- and polyfluoroalkyl substances (“PFAS” and such product the “PFAS Products”). SpinCo is fully aware of this exit. Supplier may discontinue or suspend the manufacture, distribution or supply of PFAS Products or any Services or
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Deliverables ("PFAS Services or Deliverables") containing, provided, delivered or manufactured with the aid of, PFAS at any time, and/or Supplier may offer to substitute such PFAS Products or PFAS Services or Deliverables with reformulated products, services or deliverables to remove the use of PFAS at Supplier’s election (it being understood that SpinCo may reject such offer in its sole discretion), subject in the event of any such discontinuation, suspension or substitution to giving advance prior notice to such discontinuation, suspension or substitution. SpinCo and its Affiliates may not, under any circumstances, attempt to pull Orders or quantities of PFAS Products or PFAS Services or Deliverables forward or otherwise build inventory that exceeds SpinCo’s and its Affiliates’ actual consumption.
Section 13.5.    Dispute Resolution. Any claim, disagreement or dispute between the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be resolved in accordance with Article VII of the SDA which shall apply mutatis mutandis to this Agreement.
Section 13.6.    Execution. This Agreement may be executed in counterparts and delivered by electronic transmission. The Parties intend that electronic (e.g., DocuSign® electronic signature or .pdf format) signatures constitute binding, original signatures
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

3M COMPANY

3M Company, a Delaware corporation

By:	__________________________________
Name:
Title:
[SIGNATURE PAGE TO THE RESEARCH AND DEVELOPMENT MASTER SERVICES AGREEMENT]

SOLVENTUM CORPORATION

Solventum Corporation, a Delaware corporation

By:	__________________________________
Name:
Title:

[SIGNATURE PAGE TO THE RESEARCH AND DEVELOPMENT MASTER SERVICES AGREEMENT]